Exhibit 99.2

Indianapolis, IN For Immediate Release

Allison Transmission Announces Proposed Sale of 22,000,000 Shares of Common Stock by Selling Stockholders

Indianapolis, IN, April 15, 2013 – Allison Transmission Holdings, Inc. (NYSE: ALSN), the world’s largest manufacturer of fully-automatic transmissions for medium- and heavy-duty commercial vehicles, medium- and heavy-tactical U.S. defense vehicles and hybrid-propulsion systems for transit buses, announced today a proposed secondary offering of 22,000,000 shares of its common stock by investment funds affiliated with The Carlyle Group and Onex Corporation (the “Sponsors”). A group led by BofA Merrill Lynch, Citigroup and J.P. Morgan will act as the underwriters in the proposed registered public offering of those shares. In addition, the underwriters will have an option to purchase up to 3,300,000 additional shares from the Sponsors. All of the shares are being sold on a pro rata basis by the Sponsors, which are existing stockholders of Allison Transmission Holdings, Inc. (“Allison”), in accordance with their current interests. Following the offering, the Sponsors will continue to beneficially own an aggregate of approximately 128,697,499 shares, or approximately 70% in the aggregate, of Allison’s outstanding common stock after giving effect to the offering (or approximately 125,397,499 shares, or approximately 68% in the aggregate if the underwriters fully exercise their option to purchase additional shares). The total number of outstanding shares of Allison’s common stock will not change as a result of the offering.

A copy of the preliminary prospectus related to the offering may be obtained, when available, from BofA Merrill Lynch, 222 Broadway, New York, NY 10038, Attn: Prospectus Department, or e-mail dg.prospectus_requests@baml.com; Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 (tel: 800-831-9146); and J.P. Morgan Securities LLC, Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone: 866-803-9204.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Allison Transmission

Allison Transmission is the world’s largest manufacturer of fully-automatic transmissions for medium- and heavy-duty commercial vehicles, medium- and heavy-tactical U.S. defense vehicles and hybrid-propulsion systems for transit buses. Allison transmissions are used in a variety of applications including on-highway trucks (distribution, refuse, construction, fire and emergency), buses (primarily school and transit), motor homes, off-highway vehicles and equipment (primarily energy and mining) and defense vehicles (wheeled and tracked). Founded in 1915, the Allison business is headquartered in Indianapolis, Indiana, U.S.A. and employs approximately 2,800 people. Allison has manufacturing facilities and customization centers located in China, The Netherlands, Brazil, India and Hungary. With a global presence, serving customers in North America, Europe, Asia, Australia, South America, and Africa, Allison also has over 1,400 independent distributor and dealer locations worldwide. More information about Allison is available at www.allisontransmission.com.

Forward-Looking Statements

This press release may contain forward-looking statements. All statements other than statements of historical fact contained in this press release are forward-looking statements, including all statements regarding future financial results. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plans,” “project,” “anticipate,” “believe,” “estimate,” “predict,” “intend,” “forecast,” “could,” “potential,” “continue” or the negative of these terms or other similar terms or phrases. Forward-looking statements are not guarantees of future performance and involve known and unknown risks. Factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made include, but are not limited to: risks related to our substantial indebtedness; our participation in markets that are competitive; general economic and industry conditions; our ability to prepare for, respond to and successfully achieve our objectives relating to technological and market developments and changing customer needs; the failure of markets outside North America to increase adoption of fully-automatic transmissions; the discovery of defects in our products, resulting in delays in new model launches, recall campaigns and/or increased warranty costs and reduction in future sales or damage to our brand and reputation; the concentration of our net sales in our top five customers and the loss of any one of these; risks associated with our international operations; brand and reputational risks; our intention to pay dividends; and labor strikes, work stoppages or similar labor disputes, which could significantly disrupt our operations or those of our principal customers. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material. All information is as of the date of this press release, and we undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

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